EXHIBIT 23(a)

                              CONSENT OF ATTORNEYS



Reference is made to the Registration Statement of CEL-SCI, whereby a selling shareholder proposes to sell up to 2,247,831 shares of CEL-SCI's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

Very truly yours,

HART & TRINEN

William T. Hart

Denver, Colorado
September 23, 2003